UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Matters

On June 16, 2023, Spire Inc. (the “Company” or “we”) completed its previously announced underwritten public offering of 1,744,549 shares of the Company’s common stock, par value $1.00 per share (the “common stock”), at a price to the public of $64.20 per share (the “offering”). In connection with the offering, Morgan Stanley & Co. LLC, as Underwriter, was granted an option to purchase up to 261,682 additional shares of common stock, which option is exercisable on or before July 13, 2023, as described below. The offering was conducted as part of our existing “at-the-market” offering program (the “ATM Program”), which was previously registered under the Company’s automatic shelf registration statement on Form S-3 (File No. 333-264799) filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2022. Following the offering, we have an immaterial amount of capacity remaining under the ATM Program, and the Company does not intend to increase such capacity in the near term.

Terms Agreement

In connection with the offering and the forward transaction described below, on June 13, 2023, we entered into a terms agreement (the “Terms Agreement”) with Morgan Stanley & Co. LLC, as Underwriter, Forward Purchaser and Forward Seller, pursuant to which (i) Morgan Stanley & Co. LLC, in its capacity as the forward seller (the “Forward Seller”), agreed to sell to Morgan Stanley & Co. LLC, in its capacity as the underwriter (the “Underwriter”), and (ii) the Underwriter agreed to purchase from the Forward Seller, at a purchase price of $63.60 per share (the “Initial Purchase Price”), 1,744,549 shares of common stock (the “Initial Shares”). Pursuant to the Terms Agreement, the Underwriter was granted the option to purchase all or any portion of 261,682 additional shares of our common stock (the “Option Shares”), exercisable within 30 days from the date of the Terms Agreement, at a purchase price per share equal to the Initial Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares.

Pursuant to the Terms Agreement, the Forward Seller sold to the Underwriter 1,744,549 shares of common stock, which were borrowed by the Forward Seller or its affiliate from third parties.

In connection with the Terms Agreement, the Company and its directors and executive officers have entered into lock-up agreements with the Underwriter pursuant to which they will not, with certain limited exceptions, for a period of 60 days after the date of the Terms Agreement, in the case of the Company, and 45 days after the date of the Terms Agreement, in the case of its directors and executive officers, without the prior written consent of the Underwriter, (a) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of Company’s common stock, (b) in the case of the Company, file any registration statement with the SEC relating to the offering of any shares of Company’s common stock or any securities convertible into or exercisable or exchangeable for shares of Company’s common stock or (c) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Company’s common stock common stock, whether any such transaction described in clause (a) or (c) above is to be settled by delivery of Company’s common stock or such other securities, in cash or otherwise. In addition, without the prior written consent of the Underwriter, the Company’s directors and executive officers may not, during the period ending 45 days after the date of the Terms Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Company’s common stock or any security convertible into or exercisable or exchangeable for Company’s common stock.

Forward Transaction

On June 13, 2023, we also entered into a forward confirmation (the “Forward Sale Agreement”) with Morgan Stanley & Co. LLC (in such capacity, the “Forward Purchaser”), relating to 1,744,549 shares of common stock. If the Underwriter exercises its option to purchase any of the Option Shares, the Company will use commercially reasonable best efforts to enter into an additional forward transaction under an additional forward confirmation with the Forward Purchaser in respect of the number of shares of common stock sold to the Underwriter that are subject to the exercise of such option. If such option is exercised and the Company does not enter into an additional forward transaction for the full number of shares subject to such option, the Company has agreed to issue and sell directly to the Underwriter the number of shares of common stock that are subject to the exercise of such option and are not covered by an additional forward transaction. In connection with the Forward Sale Agreement, the Forward Seller borrowed from third parties and sold to the Underwriter in the offering 1,744,549 shares of common stock as described above.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in the offering, subject to certain adjustments pursuant to the Forward Sale Agreement, from the Forward Purchaser upon physical settlement of the Forward Sale Agreement. We will only receive such proceeds if we elect to physically settle the Forward Sale Agreement. We intend to use the net proceeds received upon physical settlement of the forward sale transaction (and from the sale of any shares of common stock sold by us to the Underwriter in connection with the Underwriter’s exercise of its option to purchase Option Shares) for general corporate purposes, including to fund the acquisition of MoGas Pipeline Company LLC and related businesses.

The Forward Sale Agreement provide for settlement on a settlement date or dates to be specified at our discretion, but which must occur on or prior to December 28, 2023. On a settlement date or dates, if we decide to physically settle the Forward Sale Agreement, we will deliver shares of our common stock to the Forward Purchaser or its affiliate at the then-applicable forward sale price. The forward sale price initially is $63.60 per share. The Forward Sale Agreement provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreement by amounts related to expected dividends on shares of our common stock during the term of the Forward Sale Agreement. The forward sale price will also be subject to decrease if the cost to the Forward Purchaser or its affiliate of borrowing a number of shares of our common stock underlying the Forward Sale Agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

The Terms Agreement and Forward Sale Agreement were entered into pursuant to the equity distribution agreement, dated as of February 6, 2019, as modified by a letter agreement dated May 14, 2019, between the Company and each of (i) RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agents, Principals or Forward Sellers, and (ii) Royal Bank of Canada and Bank of America, N.A., as Forward Purchasers, as further modified by a letter agreement dated May 9, 2022 between the Company and each of (A) such Managers, Forward Sellers and Forward Purchasers, (B) Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as an additional Manager or Forward Seller, and (C) Morgan Stanley & Co. LLC and The Toronto-Dominion Bank, as an additional Forward Purchaser (the “Equity Distribution Agreement”).

The terms and conditions of the Equity Distribution Agreement, which was filed as Exhibit 1.1 to the Current Reports on Form 8-K filed with the SEC on February 6, 2019, May 14, 2019 and May 10, 2022, are incorporated herein by reference. The foregoing descriptions of the Terms Agreement and the Forward Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the Terms Agreement and the Forward Sale Agreement, which are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our common stock under the Equity Distribution Agreement nor shall there be any sale of such shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Note Concerning Factors That May Affect Future Results

This Current Report on Form 8-K includes forward-looking statements. The Company based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this Current Report on Form 8-K and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company’s Current Report on Form 8-K filed June 6, 2023, the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent Quarterly Reports on Form 10-Q and other Current Reports on 8-K filed with the SEC, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, the Company expressly disclaims any obligation to disseminate, after the date herein, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Terms Agreement, dated as of June 13, 2023, between Spire Inc. and Morgan Stanley & Co. LLC, as Underwriter, Forward Purchaser and Forward Seller

1.2	Forward Confirmation, dated as of June 13, 2023, between Spire Inc. and Morgan Stanley & Co. LLC, as Forward Purchaser

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date: June 16, 2023	By:	/s/ Adam W. Woodard
Adam W. Woodard
Vice President, Treasurer